Exhibit 10.5
ENVISTA HOLDINGS CORPORATION
2019 OMNIBUS INCENTIVE PLAN
FORM OF STOCK OPTION AGREEMENT
Unless otherwise defined herein, the terms defined in the Envista Holdings Corporation 2019 Omnibus Incentive Plan, as amended (the “Plan”), will have the same defined meanings in this Stock Option Agreement (the “Agreement”).
I.NOTICE OF STOCK OPTION GRANT
Name: #ParticipantName#
Optionee ID: #EmployeeID#
The undersigned Optionee has been granted Options to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

Date of Grant		#GrantDate#

Exercise Price per Share	$	#GrantPrice#

Total Number of Shares Granted		#QuantityGranted#

Type of Option		Nonstatutory Stock Option

Expiration Date		Tenth anniversary of Date of Grant
Vesting Schedule
#VestDate_1# #VestQty_1# #Vest%_1#
#VestDate_2# #VestQty_2# #Vest%_2#
#VestDate_3# #VestQty_3# #Vest%_3#

II.AGREEMENT
1.Grant of Option. The Company hereby grants to the Optionee named in this Grant Notice (the “Optionee”), an option (the “Option” or the “Options” as the case may be) to purchase the number of shares of Common Stock (the “Shares”) set forth in the Grant Notice, at the exercise price per Share set forth in the Grant Notice (the “Exercise Price”), and subject to the terms and conditions of this Agreement and the Plan, which are incorporated herein by reference.
2.Vesting.
(a)    Vesting Schedule. Except as may otherwise be set forth in this Agreement or in the Plan, Options awarded to the Optionee shall not vest until the Optionee continues to be actively employed with the Company or an Eligible Subsidiary for the periods required to satisfy the time-based vesting criteria (“Time-Based Vesting Criteria”) applicable to such Options. The Time-Based Vesting Criteria applicable to an Option are referred to as “Vesting Conditions,” and the earliest date upon which all Vesting Conditions are satisfied is referred to as the “Vesting Date.” The Vesting Conditions for an Option received by the Optionee are established by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (or by one or more members of Company management, if such power has been delegated in accordance with the Plan and applicable law) and reflected in the account maintained for the Optionee by an external third party administrator of the Options. Further, during any approved leave of absence (and without limiting the application of any other rules governing leaves of absence that the Committee may approve from time to time pursuant to the Plan), to the extent permitted by applicable law, the Committee shall have discretion to provide that the vesting of the Options shall be frozen as of the first day of the leave (or as of any subsequent day during such leave, as applicable) and shall not resume until and unless the Optionee returns to active employment prior to the Expiration Date of the Options.
(b)    Fractional Shares. The Company will not issue fractional Shares upon the exercise of an Option. Any fractional Share will be rounded up and issued to the Optionee in a whole Share; provided that to the extent rounding a fractional Share up would result in the imposition of either (i) individual tax and penalty interest charges imposed under Section 409A of the Internal Revenue Code of 1986 (“Section 409A”), or (ii) adverse tax consequences if the Optionee is located outside of the United States, the fractional Share will be rounded down without the payment of any consideration in respect of such fractional Share.
(c)    Addenda. The provisions of any addenda attached hereto are incorporated by reference herein and made a part of this Agreement, and to the extent any provision in any such addenda conflicts with any provision set forth elsewhere in this Agreement, the provision set forth in any such addenda shall control.
3.Exercise of Option.
(a)Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Grant Notice and with the applicable provisions of the Plan and this Agreement.
(b)Method and Time of Exercise. This Option shall be exercisable by any method permitted by the Plan and this Agreement that is made available from time to time by the external third party administrator of the Options. An exercise may be made with respect to whole Shares only, and not for a fraction of a Share. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Committee may require the Optionee to take any reasonable action in order to comply with any such rules or regulations. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Shares.
(c)Acknowledgment of Potential Securities Law Restrictions. Unless a registration statement under the Securities Act covers the Shares issued upon exercise of an Option, the Committee may require that the Optionee agree in writing to acquire such Shares for investment and not for public resale or distribution, unless and until the Shares subject to the Options are registered under the Securities Act. The Committee may also require the Optionee to acknowledge that the Optionee shall not sell or transfer such Shares except in compliance with all applicable laws, and may apply such other restrictions as it deems appropriate. The Optionee acknowledges that the U.S. federal securities laws prohibit trading in the stock of the Company by persons who are in possession of material, non-public information, and also acknowledges and understands the other restrictions set forth in the Company’s Insider Trading Policy.
(d)Automatic Exercise Upon Expiration Date. Notwithstanding any other provision of this Agreement (other than this Section), on the last trading day on which all or a portion of the outstanding Option may be exercised, if as of the close of trading on such day the then Fair Market Value of a Share exceeds the per share Exercise Price of the Option by at least $.01 (such expiring portion of the Option that is so in-the-money, an “Auto-Exercise Eligible Option”), the Optionee will be deemed to have automatically exercised such Auto-Exercise Eligible Option (to the extent it has not previously been exercised, forfeited or terminated) as of the close of trading in accordance with the provisions of this Section. In the event of an automatic exercise pursuant to this Section, the Company will reduce the number of Shares issued to the Optionee upon such automatic exercise of the Auto-Exercise Eligible Option in an amount necessary to satisfy (1) the Optionee’s Exercise Price obligation for the Auto-Exercise Eligible Option, and (2) the minimum amount (or such other rate that will not cause adverse accounting consequences for the Company) of tax required to be withheld arising upon the automatic exercise in accordance with the procedures of Section 6(f) of the Plan (unless the Committee deems that a different method of satisfying the tax withholding obligations is practicable and advisable), in each case based on the Fair Market Value of the Shares as of the close of trading on the date of exercise. The Optionee may notify the Plan record-keeper in writing in advance that the Optionee does not wish for the Auto-Exercise Eligible Option to be exercised. This Section shall not apply to the Option to the extent that this Section causes the Option to fail to qualify for favorable tax treatment under applicable law. In its discretion, the Company may determine to cease automatically exercising Options at any time.
4.Method of Payment. Unless the Committee consents otherwise, payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:
(a)cash, delivered to the external third party administrator of the Options in any methodology permitted by such third party administrator;
(b)payment under a cashless exercise program approved by the Company or through a broker-dealer sale and remittance procedure pursuant to which the Optionee (i) shall provide written instructions to a licensed broker acceptable to the Company and acting as agent for the Optionee to effect the immediate sale of some or all of the purchased Shares and to remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased Shares and (ii) shall provide written direction to the Company to deliver the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or
(c)surrender of other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the exercised Options.
5.Termination of Employment.
(a)    General. In the event the Optionee’s active employment or other active service-providing relationship with the Company or an Eligible Subsidiary terminates for any reason (other than death, Early Retirement or Normal Retirement) whether or not in breach of applicable labor laws, unless contrary to applicable law and unless otherwise provided by the Administrator either initially or subsequent to the grant of the Option, all unvested Options shall be automatically forfeited by the Optionee as of the date of termination and the Optionee’s right to receive options under the Plan shall also terminate as of the date of termination. The Committee shall have discretion to determine whether the Optionee has ceased to be actively employed by (or, if the Optionee is a consultant or director, has ceased actively providing services to) the Company or Eligible Subsidiary, and the effective date on which such active employment (or active service-providing relationship) terminated. The Optionee’s active employer-employee or other active service-providing relationship will not be extended by any notice period mandated under applicable law (e.g., active employment shall not include a period of “garden leave”, paid administrative leave or similar period pursuant to applicable law) and in the event of the Optionee’s termination of employment (whether or not in breach of applicable labor laws), the Optionee’s right to exercise any Option after termination of employment, if any, shall be measured by the date of termination of active employment or service and shall not be extended by any notice period mandated under applicable law. Unless the Committee provides otherwise (1) termination of the Optionee’s employment will include instances in which the Optionee is terminated and immediately rehired as an independent contractor, and (2) the spin-off, sale, or disposition of the Optionee’s employer from the Company or an Eligible Subsidiary (whether by transfer of shares, assets or otherwise) such that the Optionee’s employer no longer constitutes an Eligible Subsidiary will constitute a termination of employment or service.
(b)    General Post-Termination Exercise Period. In the event the Optionee’s employment (or other active service-providing relationship, as applicable) with the Company or an Eligible Subsidiary terminates for any reason (other than death, Disability, Early Retirement, Normal Retirement or Gross Misconduct), whether or not in breach of applicable labor laws, the Optionee shall have a period of 90 days, commencing with the date the Optionee is no longer actively employed (or is no longer actively providing services, as applicable), to exercise the vested portion of any outstanding Options, subject to the Expiration Date of the Option. However, if the exercise of an Option following the Optionee’s termination of employment (to the extent such post-termination exercise is permitted under Section 12(a) of the Plan) is not covered by an effective registration statement on file with the U.S. Securities and Exchange Commission, then the Option will terminate upon the later of (i) thirty (30) days after such exercise becomes covered by an effective registration statement, (ii) in the event that a sale of Shares would subject the Optionee to liability under Section 16(b) of the Exchange Act, thirty (30) days after the last date on which such sale would result in liability, or (iii) the end of the original post-termination exercise period, but in no event may the Option be exercised after the Expiration Date of the Option.
(c)    Death. Upon the Optionee’s death, unless contrary to applicable law and unless otherwise provided by the Administrator either initially or subsequent to the grant of the Option, all unexpired Options shall become fully exercisable and may be exercised for a period of twelve (12) months thereafter (subject to the Expiration Date of the Option) by the personal representative of the Optionee’s estate or any other person to whom the Option is transferred under a will or under the applicable laws of descent and distribution.
(d)    Disability. In the event the Optionee’s employment (or other active service-providing relationship) with the Company or an Eligible Subsidiary terminates by reason of the Optionee’s Disability, unless contrary to applicable law and unless otherwise provided by the Administrator either initially or subsequent to the grant of the Option, all unvested Options shall be automatically forfeited by the Optionee as of the date of termination and the Optionee shall have until the first anniversary of the Optionee’s termination of employment for Disability (subject to the Expiration Date of the Option) to exercise the vested portion of any outstanding Options.
(e)    Early Retirement. In the event the Optionee’s employment (or other active service-providing relationship) with the Company or an Eligible Subsidiary terminates by reason of the Optionee’s Early Retirement, and the Date of Grant of the Option precedes the Optionee’s Early Retirement date by at least six (6) months, with respect to each Tranche that is unvested as of the Early Retirement date (a “Tranche” consists of all portions of the Option as to which the Time-Based Vesting Criteria are scheduled to be satisfied on the same date), a pro-rata portion of such Tranche (i.e. based on the ratio of (x) the number of full or partial months worked by the Optionee from the Date of Grant to the Early Retirement date to (y) the total number of months in the original time-based vesting schedule of the Tranche) will continue to vest and such Options together with any Options that are vested as of the Optionee’s Early Retirement date shall remain outstanding and (once vested) may be exercised until the fifth anniversary of the Early Retirement date (or if earlier, the Expiration Date of the Option). If the Date of Grant of the Option does not precede the Optionee’s Early Retirement date by at least six (6) months, the post-termination exercise period with respect to such Option shall be governed by the other provisions of this Section 5, as applicable.
(f)    Normal Retirement. In the event the Optionee’s employment (or other active service-providing relationship) with the Company or an Eligible Subsidiary terminates by reason of the Optionee’s Normal Retirement, and the Date of Grant of the Option precedes the Optionee’s Normal Retirement date by at least six (6) months, the Optionee’s unvested Options will continue to vest and such Options together with any Options that are vested as of the Optionee’s Normal Retirement date shall remain outstanding and (once vested) may be exercised until the fifth anniversary of the Normal Retirement date (or if earlier, the Expiration Date of the Option). If the Date of Grant of the Option does not precede the Optionee’s Normal Retirement date by at least six (6) months, the post-termination exercise period with respect to such Option shall be governed by the other provisions of this Section 5, as applicable.
(g)    Gross Misconduct. If the Optionee’s employment with the Company or an Eligible Subsidiary is terminated for Gross Misconduct as determined by the Administrator, the Administrator in its sole discretion may provide that all, or any portion specified by the Administrator, of the Optionee’s unexercised Options shall terminate and be forfeited immediately without consideration. The Optionee acknowledges and agrees that the Optionee’s termination of employment shall also be deemed to be a termination of employment by reason of the Optionee’s Gross Misconduct if, after the Optionee’s employment has terminated, facts and circumstances are discovered or confirmed by the Company that would have justified a termination for Gross Misconduct.
(h)    Violation of Post Termination Covenant. To the extent that any of the Optionee’s Options remain outstanding under the terms of the Plan or this Agreement after termination of the Optionee’s employment or service-providing relationship, as applicable, with the Company or an Eligible Subsidiary, such Options shall nevertheless expire as of the date the Optionee violates any covenant not to compete or other post termination covenant that exists between the Optionee on the one hand and the Company or any Subsidiary of the Company, on the other hand.
(i)    Substantial Corporate Change. Notwithstanding any other provision in this Agreement to the contrary, in the event (x) a Substantial Corporate Change occurs, (y) the Options are effectively assumed or continued by the surviving or acquiring corporation in such Substantial Corporate Change (as determined by the Board or the Committee), and (z) the Participant is terminated without

Gross Misconduct or, if the Participant participates in the Envista Holdings Corporation Severance and Change in Control Plan, the Participant is terminated due to an “Involuntary Termination” or “Good Reason Resignation” (as defined in the Severance and Change in Control Plan), in each case within 24 months following the Substantial Corporate Change, then the following provisions shall apply to any Options which have not previously terminated or expired:
(1)any unvested Options held by the Participant shall vest in full as of the Participant’s termination date; and
(2)all Options may be exercised until the earlier of (i) the fifth anniversary of the Participant’s termination date and (ii) the expiration date of the Options under the Agreement.
6.Non-Transferability of Option; Term of Option.
(a)Unless the Committee determines otherwise in advance in writing, the Option may not be transferred in any manner otherwise than by will or by the applicable laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee and/or by the Optionee's duly appointed guardian. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs and permitted successors and assigns of the Optionee.
(b)Notwithstanding any other term in this Agreement, the Option may be exercised only prior to the Expiration Date set out in the Grant Notice, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.
7.Amendment of Option or Plan.
(a)The Plan and this Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof. The Optionee expressly warrants that the Optionee is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. The Board may amend, modify or terminate the Plan or any Option in any respect at any time; provided, however, that modifications to this Agreement or the Plan that materially and adversely affect the Optionee’s rights hereunder can be made only in an express written contract signed by the Company and the Optionee. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement and the Optionee’s rights under outstanding Options as it deems necessary or advisable, in its sole discretion and without the consent of the Optionee, (1) upon a Substantial Corporate Change, (2) as required by law, or (3) to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with this award of Options; provided, however, that the Company shall not make any change that would alter the rights of the Participant under Section 5(i) of the Agreement.
(b) The Optionee acknowledges and agrees that if the Optionee changes classification from a full-time employee to a part-time employee the Committee may in its sole discretion (1) reduce or eliminate the Optionee’s unvested Options, and/or (2) extend any vesting schedule to one or more dates that occur on or before the Expiration Date.
8.Tax Obligations.
(a)    Withholding Taxes. Regardless of any action the Company or any Subsidiary employing the Optionee (the “Employer”) takes with respect to any or all federal, state, local or foreign income tax, social insurance, payroll tax, payment on account or other tax related-items (“Tax Related-Items”), the Optionee acknowledges that the ultimate liability for all Tax Related-Items associated with the Option is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company and that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax Related-Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax Related-Items. Further, if Optionee is subject to tax in more than one jurisdiction, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Related-Items in more than one jurisdiction.
    The Optionee shall, no later than the date as of which the value of an Option first becomes includible in the gross income of the Optionee for purposes of Tax Related-Items, pay to the Company and/or the Employer, or make arrangements satisfactory to the Administrator (in its sole discretion) regarding payment of, all Tax Related-Items required by applicable law to be withheld by the Company and/or the Employer with respect to the Option.  The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company and/or the Employer shall, to the extent permitted by applicable law, have the right to deduct any such Tax Related-Items from any payment of any kind otherwise due to the Optionee.  The Company shall have the right to require the Optionee to remit to the Company an amount in cash sufficient to satisfy any applicable withholding requirements related thereto.  With the approval of the Administrator, the Optionee may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of Shares or (ii) delivering already owned unrestricted Shares, in each case, having a value equal to the minimum amount of tax required to be withheld (or such other rate that will not cause adverse accounting consequences for the Company).  Any such Shares shall be valued at their Fair Market Value on the date as of which the amount of Tax Related-Items to be withheld is determined.  Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to the Option.  The Company may also use any other method or combination of methods of obtaining the necessary payment or proceeds, as permitted by applicable law, to satisfy its withholding obligation with respect to any Option.
    Depending on the withholding method, the Company may withhold or account for Tax Related-Items by considering maximum applicable rates to the extent permitted by the Plan, in which case the Optionee may receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent. If the obligation for Tax Related-Items is satisfied by withholding in Shares, for tax purposes, the Optionee shall be deemed to have been issued the full member of Shares issued upon exercise of the Options notwithstanding that a member of the Shares are held back solely for the purpose of paying the Tax Related-Items.
(b)    Code Section 409A. Payments made pursuant to the Plan and this Agreement are intended to qualify for an exemption from or comply with Section 409A. Notwithstanding any provision in this Agreement, the Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that all Options granted to Optionees who are United States taxpayers are made in such a manner that either qualifies for exemption from or complies with Section 409A; provided, however, that the Company makes no representations that the Plan or the Options shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to the Plan or any Options granted thereunder. If this Agreement fails to meet the requirements of Section 409A, neither the Company nor any of its Eligible Subsidiaries shall have any liability for any tax, penalty or interest imposed on the Optionee by Section 409A, and the Optionee shall have no recourse against the Company or any of its Eligible Subsidiaries for payment of any such tax, penalty or interest imposed by Section 409A.
9.Rights as Shareholder. Until all requirements for exercise of the Option pursuant to the terms of this Agreement and the Plan have been satisfied, the Optionee shall not be deemed to be a shareholder or to have any of the rights of a shareholder with respect to any Shares.
10.No Employment Contract. Nothing in the Plan or this Agreement constitutes an employment contract between the Company and the Optionee and this Agreement shall not confer upon the Optionee any right to continuation of employment with the Company or any of its Eligible Subsidiaries, nor shall this Agreement interfere in any way with the Company’s or any of its Eligible Subsidiaries right to terminate the Optionee’s employment at any time, with or without cause (subject to any employment agreement the Optionee may otherwise have with the Company or an Eligible Subsidiary thereof and/or applicable law).
11.Board Authority. The Board and/or the Committee shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether any Options have vested). All interpretations and determinations made by the Board and/or the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons and such determinations of the Board and/or the Committee do not have to be uniform nor do they have to consider whether optionees are similarly situated.
12.Headings. The captions used in this Agreement and the Plan are inserted for convenience and shall not be deemed to be a part of the Option for construction and interpretation.
13.Electronic Delivery.
(a)    If the Optionee executes this Agreement electronically, for the avoidance of doubt, the Optionee acknowledges and agrees that the Optionee's execution of this Agreement electronically (through an on-line system established and maintained by the Company or a third party designated by the Company, or otherwise) shall have the same binding legal effect as would execution of this Agreement in paper form. The Optionee acknowledges that upon request of the Company the Optionee shall also provide an executed, paper form of this Agreement.
(b)    If the Optionee executes this Agreement in paper form, for the avoidance of doubt the parties acknowledge and agree that it is their intent that any agreement previously or subsequently entered into between the parties that is executed electronically shall have the same binding legal effect as if such agreement were executed in paper form.
(c)    If the Optionee executes this Agreement multiple times (for example, if the Optionee first executes this Agreement in electronic form and subsequently executes this Agreement in paper form), the Optionee acknowledges and agrees that (i) no matter how many versions of this Agreement are executed and in whatever medium, this Agreement only evidences a single grant of Options relating to the number of Shares set forth in the Grant Notice and (ii) this Agreement shall be effective as of the earliest execution of this Agreement by the parties, whether in paper form or electronically, and the subsequent execution of this Agreement in the same or a different medium shall in no way impair the binding legal effect of this Agreement as of the time of original execution.
(d)    The Company may, in its sole discretion, decide to deliver by electronic means any documents related to the Option, to participation in the Plan, or to future awards granted under the Plan, or otherwise required to be delivered to the Optionee pursuant to the Plan or under applicable law, including but not limited to, the Plan, this Agreement, the Plan prospectus and any reports of the Company generally provided to shareholders. Such means of electronic delivery may include, but do not necessarily include, the delivery of a link to the Company’s intranet or the internet site of a third party involved in administering the Plan, the delivery of documents via electronic mail (“e-mail”) or such other means of electronic delivery specified by the Company. By executing this Agreement, the Optionee hereby consents to receive such documents by electronic delivery. At the Optionee’s written request to the Secretary of the Company, the Company shall provide a paper copy of any document at no cost to the Optionee.
14. Data Privacy. The Company is located at 200 S. Kraemer Blvd., Building E, Brea, California 92821, United States of America and grants Options under the Plan to employees of the Company and its Subsidiaries in its sole discretion. In conjunction with the Company’s grant of Options under the Plan and its ongoing administration of such awards, the Company is providing the following information about its data collection, processing and transfer practices (“Personal Data Activities”). In accepting the grant of the Option, the Optionee expressly and explicitly consents to the Personal Data Activities as described herein.
(a)    Data Collection, Processing and Usage. The Company collects, processes and uses the Optionee’s personal data, including the Optionee’s name, home address, e-mail address, and telephone number, date of birth, social insurance / passport number or other identification number (e.g. resident registration number), salary, citizenship, job title, any Shares or directorships held in the Company, and details of all Options or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Optionee’s favor, which the Company receives from the Optionee or the Employer ("Personal Information"). In granting the Option under the Plan, the Company will collect the Optionee’s Personal Information for purposes of allocating Shares and implementing, administering and managing the Plan. The Company’s legal basis for the collection, processing and usage of the Optionee’s Personal Information is the Optionee’s consent.
(b)    Stock Plan Administration Service Provider. The Company transfers the Optionee’s Personal Information to Fidelity Stock Plan Services LLC, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share the Optionee’s Personal Information with another company that serves in a similar manner, including but not limited to, the Company's outside legal counsel and / or the Company's auditor. The Stock Plan Administrator will open an account for the Optionee to receive and trade Shares acquired under the Plan. The Optionee will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to the Optionee’s ability to participate in the Plan.
(c)    International Data Transfers. The Company and the Stock Plan Administrator are based in the United States. The Optionee should note that the Optionee’s country of residence may have enacted data privacy laws that are different from the United States. The Company’s legal basis for the transfer of the Optionee’s Personal Information to the United States is the Optionee’s consent.

(d)    Voluntariness and Consequences of Consent Denial or Withdrawal. The Optionee’s participation in the Plan and the Optionee's grant of consent is purely voluntary. The Optionee may deny or withdraw the Optionee's consent at any time. If the Optionee does not consent, or if the Optionee later withdraws the Optionee's consent, the Optionee may be unable to participate in the Plan. This would not affect the Optionee’s existing employment or salary; instead, the Optionee merely may forfeit the opportunities associated with the Plan.
(e)    Data Subject Rights. The Optionee may have a number of rights under the data privacy laws in the Optionee’s country of residence. For example, the Optionee’s rights may include the right to (i) request access or copies of Personal Information the Company processes, (ii) request rectification of incorrect data. (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in the Optionee’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Optionee’s personal data. To receive clarification regarding the Optionee’s rights or to exercise the Optionee's rights, the Optionee should contact the Optionee's local human resources department.
15.Waiver of Right to Jury Trial. EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT OR EXPECTATION AGAINST THE OTHER TO TRIAL OR ADJUDICATION BY A JURY OF ANY CLAIM, CAUSE OR ACTION ARISING WITH RESPECT TO THE OPTION OR HEREUNDER, OR THE RIGHTS, DUTIES OR LIABILITIES CREATED HEREBY.
16.Agreement Severable. In the event that any provision of this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.
17.Governing Law and Venue. The laws of the State of Delaware (other than its choice of law provisions) shall govern this Agreement and its interpretation. For purposes of litigating any dispute that arises with respect to this Option, this Agreement or the Plan, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation shall be conducted in the courts of New Castle County, or the United States Federal court for the District of Delaware, and no other courts; and waive, to the fullest extent permitted by law, any objection that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in any such court is improper or that such proceedings have been brought in an inconvenient forum. Any claim under the Plan, this Agreement or any Option must be commenced by Optionee within twelve (12) months of the earliest date on which Optionee’s claim first arises, or Optionee’s cause of action accrues, or such claim will be deemed waived by Optionee.
18.Nature of Option. In accepting the Option, Optionee acknowledges and agrees that:
(a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b) the Plan is operated and the Option is granted exclusively by the Company and only the Company is a party to this Agreement; accordingly, any rights the Optionee may have under this Agreement may be raised only against the Company but not any Eligible Subsidiary (including, but not limited to, the Employer);

(c) the award of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;
(d) all decisions with respect to future equity awards, if any, shall be at the sole discretion of the Company;
(e) the Optionee’s participation in the Plan is voluntary;
(f) the Option, and the income and value of same, is an extraordinary item that (i) does not constitute compensation of any kind for services of any kind rendered to the Company or any Subsidiary, and (ii) is outside the scope of the Optionee’s employment or service contract, if any;
(g) the Option, and the income and value of same, is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary;
(h) the Option and any Shares acquired under the Plan, and the income from and value of same, are not intended to replace or supplement any pension rights or compensation
(i) unless otherwise agreed with the Company, the Option, and the income from and value of same, are not granted as consideration for, or in connection with, any service the Optionee may provide as a director of any Subsidiary;
(j) the future value of the underlying Shares is unknown and cannot be predicted with certainty;
(k) if the Shares do not increase in value, the Option will have no value;
(l) if the Optionee exercises the Option and obtains Shares, the value of the Shares obtained upon exercise may increase or decrease in value, even below the Exercise Price;
(m) in consideration of the award of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option, or Shares purchased through the exercise of the Option, resulting from termination of the Optionee’s employment or continuous service with the Company or any Subsidiary (for any reason whatsoever, whether or not later found to be invalid or in breach of applicable labor laws of the jurisdiction where the Optionee is employed or the terms of the Optionee’s employment agreement, if any), and in consideration of the grant of the Options, the Optionee agrees not to institute any claim against the Company or any Subsidiary; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing/electronically accepting this Agreement, Optionee shall be deemed to have irrevocably waived the Optionee’s entitlement to pursue or seek remedy for any such claim; and
(n) neither the Company, the Employer nor any other Eligible Subsidiary shall be liable for any foreign exchange rate fluctuation between the Optionee’s local currency and the U.S. Dollar that may affect the value of the Option or of any amounts due to the Optionee pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.

19.Language. The Optionee acknowledges that the Optionee is proficient in the English language and understands the terms of this Agreement. If the Optionee has received the Plan, this Agreement, the Plan or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise prescribed by applicable law.
20.     Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
21.     Waiver. The Optionee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Optionee or any other participant.
22.     Insider Trading/Market Abuse Laws. By accepting the Options, the Optionee acknowledges that the Optionee is bound by all the terms and conditions of any Company insider trading policy as may be in effect from time to time. The Optionee further acknowledges that, depending on the Optionee’s country, the Optionee may be or may become subject to insider trading restrictions and/or market abuse laws, which may affect the Optionee’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., Options) or rights linked to the value of Shares under the Plan during such times as the Optionee is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Optionee placed before the Optionee possessed inside information. Furthermore, the Optionee could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any Company insider trading policy as may be in effect from time to time. The Optionee acknowledges that it is the Optionee’s personal responsibility to comply with any applicable restrictions, and Optionee should speak to the Optionee's personal advisor on this matter.
23.      Legal and Tax Compliance; Cooperation. If the Optionee resides or is employed outside of the United States, the Optionee agrees, as a condition of the grant of the Options, to repatriate all payments attributable to the Shares and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of Shares acquired pursuant to the Options) if required by and in accordance with local foreign exchange rules and regulations in the Optionee’s country of residence (and country of employment, if different). In addition, the Optionee also agrees to take any and all actions, and consent to any and all actions taken by the Company and its Eligible Subsidiaries, as may be required to allow the Company and its Eligible Subsidiaries to comply with local laws, rules and regulations in the Optionee’s country of residence (and country of employment, if different). Finally, the Optionee agrees to take any and all actions as may be required to comply with the Optionee’s personal legal and tax obligations under local laws, rules and regulations in the Optionee’s country of residence (and country of employment, if different).
24.     Private Offering. The grant of the Options is not intended to be a public offering of securities in the Optionee’s country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filing with the local securities authorities with respect to the grant of the Options (unless otherwise required under local law). No employee of the Company is permitted to advise the Optionee on whether the Optionee should purchase Shares under the Plan or provide the Optionee with any legal, tax or financial advice with respect to the grant of the Options. Investment in Shares involves a degree of risk. Before deciding to purchase Shares pursuant to the Options, the Optionee should carefully consider all risk factors and tax considerations relevant to the acquisition of Shares under the Plan or the disposition of them. Further, the Optionee should carefully review all of the materials related to the Options and the Plan, and the Optionee should consult with the Optionee’s personal legal, tax and financial advisors for professional advice in relation to the Optionee’s personal circumstances.
25.      Foreign Asset/Account Reporting and Exchange Controls. The Optionee’s country may have certain exchange control and/or foreign asset/account reporting requirements which may affect the Optionee’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends paid on Shares or sale proceeds resulting from the sale of Shares) in a brokerage or bank account outside the Optionee’s country. The Optionee may be required to report such accounts, assets or transactions to the tax or other authorities in the Optionee's country. The Optionee may be required to repatriate sale proceeds or other funds received as a result of the Optionee’s participation in the Plan to the Optionee’s country through a designated bank or broker within a certain time after receipt. The Optionee acknowledges that it is the Optionee's responsibility to comply with any applicable regulations, and that the Optionee should speak to the Optionee's personal advisor on this matter.
26.     Addendums. Notwithstanding any provisions of this Agreement, the Option and any Shares acquired under the Plan shall be subject to any special terms and conditions for the Optionee’s country of employment and country of residence, if different, as set forth in any of the Addendums. Moreover, if the Optionee relocates to one of the countries included in any of the Addendums, the special terms and conditions for such country will apply to the Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons and provided the imposition of the term or condition will not result in any adverse accounting expense with respect to the Option (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Optionee’s transfer). The Addendums constitute part of this Agreement.
27.     Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons and provided the imposition of the term or condition will not result in adverse accounting expense to the Company, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

28.     Recoupment. The Options granted pursuant to this Agreement are subject to the terms of the Envista Holdings Corporation Recoupment Policy in the form approved by the Committee from time to time (including any successor thereto, the “Policy”) and to the terms required by applicable law; and the terms of the Policy and such applicable law are incorporated by reference herein and made a part hereof. For purposes of the foregoing, the Optionee expressly and explicitly authorizes the Company to issue instructions, on the Optionee’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold the Optionee’s Shares and other amounts acquired pursuant to the Optionee’s Options, to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company upon the Company’s enforcement of the Policy. To the extent that this Agreement and the Policy conflict, the terms of the Policy shall prevail.

29.     Notices. The Company may, directly or through its third party stock plan administrator, endeavor to provide certain notices to the Optionee regarding certain events relating to awards that the Optionee may have received or may in the future receive under the Plan, such as notices reminding the Optionee of the vesting or expiration date of certain awards. The Optionee acknowledges and agrees that (1) the Company has no obligation (whether pursuant to this Agreement or otherwise) to provide any such notices; (2) to the extent the Company does provide any such notices to the Optionee the Company does not thereby assume any obligation to provide any such notices or other notices; and (3) the Company, its Subsidiaries and the third party stock plan administrator have no liability for, and the Optionee has no right whatsoever (whether pursuant to this Agreement or otherwise) to make any claim against the Company, any of its Subsidiaries or the third party stock plan administrator based on any allegations of, damages or harm suffered by the Optionee as a result of the Company’s failure to provide any such notices or the Optionee’s failure to receive any such notices. The Optionee further agrees to notify the Company upon any change in the Optionee's residence address.

30.    Limitations on Liability. Notwithstanding any other provisions of the Plan or this Agreement, no individual acting as a director, employee, or agent of the Company or any of its Subsidiaries will be liable to the Optionee or the Optionee’s spouse, beneficiary, or any other person or entity for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable because of any contract or other instrument the Optionee executes in such other capacity. No member of the Board or of the Committee will be liable for any action or determination (including, but limited to, any decision not to act) made in good faith with respect to the Plan or any Option.

31.     Consent and Agreement With Respect to Plan. The Optionee (a) acknowledges that the Plan and the prospectus relating thereto are available to the Optionee on the website maintained by the Company’s third party stock plan administrator; (b) represents that the Optionee has read and is familiar with the terms and provisions thereof, has had an opportunity to obtain the advice of counsel of the Optionee's choice prior to executing this Agreement and fully understands all provisions of this Agreement and the Plan; (c) accepts this Option subject to all of the terms and provisions thereof; and (d) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

[If this Agreement is signed in paper form, complete and execute the following:]

OPTIONEE	ENVISTA HOLDINGS CORPORATION

#Signature#
Signature	Signature

#ParticipantName#
Print Name	Print Name

Title

Declaration of Data Privacy Consent. By providing the additional signature below, the undersigned explicitly declares the Optionee's consent to the data processing operations described in Section 14 of this Agreement. This includes, without limitation, the transfer of the Optionee’s Personal Information to, and the processing of such data by, the Company, the Employer or, as the case may be, the Stock Plan Administrator in the United States. The undersigned may withdraw the Optionee's consent at any time, with future effect and for any or no reason as described in Section 14 of this Agreement.

OPTIONEE

#Signature#
Signature

ADDENDUM A
This Addendum includes special terms and conditions that govern the Option granted to the Optionee if the Optionee resides and/or works in one of the countries listed herein. Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Grant Notice, the Agreement or the Plan.
This Addendum also includes information regarding securities, exchange control, tax and certain other issues of which the Optionee should be aware with respect to the Optionee’s participation in the Plan. The information is based on the securities, exchange control, tax and other laws in effect as of February 2025. Such laws are often complex and change frequently. As a result, the Company recommends that the Optionee not rely on the information contained herein as the only source of information relating to the consequences of the Optionee’s participation in the Plan because the information may be out of date at the time the Optionee exercises the Option or sells Shares acquired under the Plan.
In addition, this Addendum is general in nature and may not apply to the Optionee’s particular situation, and the Company is not in a position to assure the Optionee of any particular result. Accordingly, the Optionee should to seek appropriate professional advice as to how the relevant laws in the Optionee’s country apply to the Optionee’s specific situation.
If the Optionee is a citizen or resident (or is considered as such for local tax purposes) of a country other than the one in which the Optionee is currently residing and/or working, or if the Optionee transfers employment and/or residency to another country after the grant of the Option, the information contained herein may not be applicable to the Optionee in the same manner.
EUROPEAN UNION (“EU”) / EUROPEAN ECONOMIC AREA (“EEA”) / SWITZERLAND / UNITED KINGDOM
Data Privacy
If the Optionee resides and/or is employed in the EU / EEA, Switzerland or the United Kingdom, the following provision replaces Section 14 of the Agreement:
The Company is located at 200 S. Kraemer Blvd., Building E, Brea California 92821 and grants Options under the Plan to employees of the Company and its Subsidiaries in its sole discretion. The Optionee should review the following information about the Company’s data processing practices.
(a)Data Collection, Processing and Usage. Pursuant to applicable data protection laws, the Optionee is hereby notified that the Company collects, processes, and uses certain personally-identifiable information about the Optionee; specifically, including the Optionee’s name, home address, email address and telephone number, date of birth, social insurance / passport number or other identification number (e.g. resident registration number), salary, citizenship, job title, any Shares or directorships held in the Company, and details of all Options or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Optionee’s favor, which the Company receives from the Optionee or the Employer ("Personal Information"). In granting the Options under the Plan, the Company will collect the Optionee’s Personal Information for purposes of allocating Shares and implementing, administering and managing the Plan. The Company's legal basis for collecting, processing and using the Optionee's Personal Information will be the Company's necessity to execute its contractual obligations under this Agreement and to comply with its legal obligations. The Optionee’s refusal to provide Personal Information may affect the Optionee’s ability to participate in the Plan. As such, by participating in the Plan, the Optionee voluntarily acknowledges the collection, processing and use, of the Optionee’s Personal Information as described herein.
(b)Stock Plan Administration Service Provider. The Company transfers participant data to Fidelity Stock Plan Services LLC, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share the Optionee’s Personal Information with another company that serves in a similar manner, including but not limited to, the Company's outside legal counsel and/or the Company's auditor. The Stock Plan Administrator will open an account for the Optionee to receive and trade Shares acquired under the Plan. The Optionee will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to the Optionee’s ability to participate in the Plan.
(c)International Data Transfers. The Company and the Stock Plan Administrator are based in the United States. The Company can only meet its contractual obligations to the Optionee if the Optionee’s Personal Information is transferred to the United States. The Company’s legal basis for the transfer of the Optionee’s Personal Information to the United States is to satisfy its contractual obligations under the terms of this Agreement and/or its use of the standard data protection clauses adopted by the EU Commission.
(d)Data Retention. The Company will use the Optionee’s Personal Information only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and securities laws. When the Company no longer needs the Optionee’s Personal Information, the Company will remove it from its systems. If the Company keeps the Optionee’s data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be for compliance with relevant laws or regulations.
(e)Data Subjects Rights. The Optionee may have a number of rights under data privacy laws in the Optionee’s country of residence (and country of employment, if different). For example, the Optionee’s rights may include the right to (i) request access or copies of personal data the Company processes pursuant to this Agreement, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) request restrictions on processing, (v) lodge complaints with competent authorities in the Optionee’s country of residence (and country of employment, if different), and/or (vi) request a list with the names and addresses of any potential recipients of the Optionee’s Personal Information. To receive clarification regarding the Optionee’s rights or to exercise the Optionee's rights, the Optionee should contact the Optionee's local human resources department.
AUSTRALIA
TERMS AND CONDITIONS
Options Conditioned on Satisfaction of Regulatory Obligations
If the Optionee is (a) a director of a Subsidiary incorporated in Australia, or (b) a person who is a management-level executive of a Subsidiary incorporated in Australia and who also is a director of a Subsidiary incorporated outside of Australia, the grant of the Option is conditioned upon satisfaction of the shareholder approval provisions of section 200B of the Corporations Act 2001 (Cth) in Australia.

NOTIFICATIONS
Securities Law Notice
If the Optionee acquires Shares under the Plan and subsequently offers the Shares for sale to a person or entity resident in Australia, such offer may be subject to disclosure requirements under Australian law, and the Optionee should obtain legal advice regarding any applicable disclosure requirements prior to making any such offer.
Exchange Control Notice
Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers of any amount. The Australian bank assisting with the transaction will file the report for the Optionee. If there is no Australian bank involved in the transfer, the Optionee will be responsible for filing the report. The Optionee should consult with the Optionee’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Optionee may have in connection with the Optionee’s participation in the Plan.
Tax Information
The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in that Act).
BELGIUM
TERMS AND CONDITIONS
Terms and Conditions
Options granted to the Optionee in Belgium shall not be accepted by the Optionee earlier than the 61st day following the Offer Date. The Offer Date is the date on which the Company notifies the Optionee of the material terms and conditions of the Option grant. Any acceptance given by the Optionee before the 61st day following the grant date shall be null and void.
NOTIFICATIONS
Foreign Asset/Account Reporting Information
The Optionee is required to report any securities (e.g., Shares acquired under the Plan) or bank accounts (including brokerage accounts) opened and maintained outside Belgium on the Optionee's annual tax return. The Optionee will also be required to provide the National Bank of Belgium with details regarding any such account (including the account number, the name of the bank in which such account is held and the country in which such account is located). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under Kredietcentrales / Centrales des crédits caption. The Optionee should consult with the Optionee’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Optionee may have in connection with the Optionee’s participation in the Plan.

Stock Exchange Tax Information
A stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax will apply when Shares acquired pursuant to the Option are sold. The Optionee should consult with the Optionee’s personal tax or financial advisor for additional details on the Optionee’s obligations with respect to the stock exchange tax.
Annual Securities Account Tax
An annual securities accounts tax may be payable if the total value of securities held in a Belgian or foreign securities account (e.g., Shares acquired under the Plan) exceeds a certain threshold on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). In such case, the tax will be due on the value of the qualifying securities held in such account. The Optionee should consult with the Optionee’s personal tax or financial advisor for additional details on the Optionee’s obligations with respect to the annual securities account tax.
CANADA
TERMS AND CONDITIONS
Non-Qualified Securities
All or a portion of the Shares subject to the Options may be "non-qualified securities" within the meaning of the Income Tax Act (Canada). The Company shall provide the Optionee with additional information and/or appropriate notification regarding the characterization of the Options for Canadian income tax purposes as may be required by the Income Tax Act (Canada) and the regulations thereunder.
Method of Payment and Tax Obligations
The following provision supplements Sections 4 and 8(a) of the Agreement:
Notwithstanding any discretion in the Plan or in this Agreement, without the Company’s consent, the Optionee is not permitted to pay the Exercise Price by the method set forth in Section 4(c), nor is the Optionee permitted to pay for any Tax Related-Items by the delivery of (i) unencumbered Shares, or (ii) withholding in Shares otherwise issuable to the Optionee upon exercise, as set forth in Section 8(a).
Forfeiture Upon Termination of Employment
The following provision replaces Section 5(a) of the Agreement:
Until exercised, the Options shall be subject to forfeiture in the event of the termination of the Optionee's employment, where termination of employment means the date on which the Optionee is no longer actively providing services to the Company (including, for this purpose, all Eligible Subsidiaries) for any reason, whether such termination is occasioned by the Optionee; by the Company or any of its Eligible Subsidiaries, with or without cause, and whether or not later found to be invalid or unlawful; by mutual agreement or by operation of law (“Termination of Employment”). For the avoidance of doubt, unless explicitly required by applicable legislation, the date on which any Termination of Employment occurs shall not be extended by any notice period or period for which pay in lieu of notice or related damages or payments are provided or mandated under local law (including, but not limited to, statute, contract, regulatory law and/or common or civil law), and the Optionee shall have no right to full or pro-rated vesting or compensation for lost vesting related to such periods. For greater clarity, the date on which Termination of Employment occurs shall not be extended by any period of “garden leave”, paid administrative leave or similar period under local law. The Administrator shall have the exclusive discretion to determine when the Optionee ceased to actively provide services to the Employer for the purposes of this Option (including, subject to statutory protections, whether the Optionee may still be considered to be providing services while on an approved leave of absence). Unless the Committee provides otherwise (1) Termination of Employment shall include instances in which the Optionee is terminated and immediately rehired as an independent contractor, and (2) the spin-off, sale, or disposition of the Optionee’s employer from the Company or an Eligible Subsidiary (whether by transfer of shares, assets or otherwise) such that the Optionee’s employer no longer constitutes an Eligible Subsidiary shall constitute a Termination of Employment.
If, notwithstanding the foregoing, applicable employment legislation explicitly requires continued vesting during a statutory notice period, the Optionee’s right to vest in the Option, if any, will terminate effective as of the last day of the minimum statutory notice period, but the Optionee will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of the Optionee’s statutory notice period, nor will the Optionee be entitled to any compensation for the lost vesting.
Sections 5(b) through 5(h) of the Agreement shall continue to apply to the Optionee; provided, however, that any reference to termination of employment, termination of an active service-providing relationship, “no longer actively employed (or is no longer actively providing services, as applicable)” or similar language shall be interpreted to mean Termination of Employment as defined in this Addendum A.
The following two provisions apply if the Optionee is a resident of Quebec:
Consent to Receive Information in English
A French translation of this Agreement, the Plan and certain other documents related to the offer will be made available to the Optionee as soon as reasonably practicable following the Optionee's written request. Notwithstanding the Language provision included in Section 19 of the Agreement, to the extent required by applicable law and unless the Optionee indicates otherwise, the French translation of such documents will govern the Optionee’s participation in the Plan.
Une traduction française du présent Contrat, du Plan et de certains autres documents liés à l’offre sera mise à la disposition du Bénéficiaire dès que cela sera raisonnablement possible après la demande écrite du titulaire de l'option. Nonobstant la disposition reprise ci-dessus dans la Section 19 du Contrat relative à la Langue, dans la mesure où la loi applicable l'exige et à moins que le Bénéficiaire n'indique le contraire, la traduction française de ces documents régira la participation au Plan du Bénéficiaire.
Grant for Future Services
The following provision supplements Section 18 of the Agreement:
(o)    By accepting the Options, the Optionee acknowledges, understands and agrees that the Options relate to future services to be performed and are not a bonus or compensation for past services.
Data Privacy
The following provision supplements Section 14 of the Agreement:

The Optionee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Optionee’s awards under the Plan. The Optionee further authorizes the Company, its Subsidiaries, and the Stock Plan Administrator, to disclose and discuss the Optionee’s participation in the Plan with their respective advisors. The Optionee further authorizes the Company and its Subsidiaries to record such information and to keep such information in the Optionee's employee file. The Optionee acknowledges that the Optionee’s personal information, including any sensitive personal information, may be transferred or disclosed outside the province of Quebec, including to the U.S. If applicable, the Optionee also acknowledges that the Company, its Subsidiaries and the Stock Plan Administrator may use technology for profiling purposes and to make automated decisions that may have an impact on the Optionee or the administration of the Plan.
NOTIFICATIONS
Securities Law Notice
The Optionee is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any (or any other broker acceptable to the Company), provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the New York Stock Exchange.
Foreign Asset/Account Reporting Information
Specified foreign property, including Options, Shares acquired under the Plan, and other rights to receive shares of a non-Canadian company held by a Canadian resident must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the specified foreign property exceeds C$100,000 at any time during the year. Thus, Options must be reported – generally at a nil cost – if the C$100,000 cost threshold is exceeded because the Optionee holds other specified foreign property. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if the Optionee owns other shares of the Company, this ACB may need to be averaged with the ACB of the other shares. The Optionee should consult with the Optionee’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Optionee may have in connection with the Optionee’s participation in the Plan.
CHINA
TERMS AND CONDITIONS
The following provision applies if the Optionee is subject to exchange control restrictions and regulations in the People's Republic of China (“PRC”), including the requirements imposed by the PRC State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion:
Exchange Control Restrictions Applicable to Optionees who are PRC Nationals
If the Optionee is a local national of the People’s Republic of China (“PRC”), the Optionee understands that, except as otherwise provided herein, the Optionee's Options can be exercised only by means of the cashless sell-all method, under which all Shares underlying the Options are immediately sold upon exercise.

In addition, the Optionee understands and agrees that, pursuant to local exchange control requirements, the Optionee is required to repatriate the cash proceeds from the cashless sell-all method of exercise of the Options, (i.e., the sale proceeds less the Exercise Price and any administrative fees). The Optionee agrees that the Company is authorized to instruct the Stock Plan Administrator to assist with the immediate sale of such Shares (on the Optionee’s behalf pursuant to this authorization), and the Optionee expressly authorizes such broker to complete the sale of such Shares. If the Company changes the Stock Plan Administrator, the Optionee acknowledges and agrees that the Company may transfer any Shares issued under the Plan to the new designated brokerage firm to serve as the new Stock Plan Administrator, if necessary or advisable for legal or administrative reasons. The Optionee agrees to sign any documentation necessary to facilitate the transfer of Shares. Further, the Optionee acknowledges that the Stock Plan Administrator is under no obligation to arrange for the sale of Shares at any particular price. The Company reserves the right to provide additional methods of exercise depending on the development of local law.
In addition, the Optionee understands and agrees that the cash proceeds from the exercise of the Optionee's Options, (i.e., the proceeds of the sale of the Shares underlying the Options, less the Exercise Price and any administrative fees) will be repatriated to China. The Optionee further understands that, under local law, such repatriation of the cash proceeds may be effectuated through a special foreign exchange control account to be approved by the local foreign exchange administration, and the Optionee hereby consents and agrees that the proceeds from the sale of Shares acquired under the Plan, net of the Exercise Price and administrative fees, may be transferred to such special account prior to being delivered to the Optionee. The proceeds, net of Tax Related-Items, may be paid to the Optionee in U.S. Dollars or local currency at the Company’s discretion (as of the Date of Grant, the proceeds are paid to the Optionee in local currency). In the event the proceeds are paid to the Optionee in U.S. Dollars, the Optionee understands that the Optionee will be required to set up a U.S. Dollar bank account in China and provide the bank account details to the Employer and/or the Company so that the proceeds may be deposited into this account.
If the proceeds are paid to the Optionee in local currency, the Optionee agrees to bear any currency fluctuation risk between the time Shares are sold and the time the sale proceeds are distributed through any such special exchange account.
Method of Exercise
The Optionee acknowledges that due to regulatory requirements, and notwithstanding any terms or conditions of the Plan or the Agreement to the contrary, the Optionees residing in mainland China will be restricted to the cashless sell-all method of exercise with respect to their Options. To complete a cashless sell-all exercise, the Optionee understands that the Optionee needs to instruct the broker to: (i) sell all of the purchased Shares issued upon exercise; (ii) use the proceeds to pay the Exercise Price, brokerage fees and any applicable Tax Related-Items; and (iii) remit the balance in cash to the Optionee. In the event of changes in regulatory requirements, the Company reserves the right to eliminate the cashless sell-all method of exercise requirement and, in its sole discretion, to permit cash exercises, cashless sell-to-cover exercises or any other method of exercise and payment deemed appropriate by the Company.
NOTIFICATIONS
Exchange Control Notice Applicable to Optionees in the PRC

If the Optionee is a local national of the PRC, the Optionee understands that exchange control restrictions may limit the Optionee’s ability to access and/or convert funds received under the Plan, particularly if these amounts exceed US$50,000. The Optionee should confirm the procedures and requirements for withdrawals and conversions of foreign currency with the Optionee's local bank prior to the Option exercise.
The Optionee agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in the PRC.
The Optionee should consult with the Optionee’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Optionee may have in connection with the Optionee’s participation in the Plan.
Foreign Asset/Account Reporting Information
PRC residents are required to report to SAFE details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents, either directly or through financial institutions. The Optionee may be subject to reporting obligations for the Shares or awards acquired under the Plan and Plan-related transactions. The Optionee should consult with the Optionee’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Optionee may have in connection with the Optionee’s participation in the Plan.
CZECH REPUBLIC
NOTIFICATIONS
Exchange Control Notice
Upon request of the Czech National Bank (the “CNB”), the Optionee may need to report the following to the CNB: foreign direct investments, financial credits from abroad, investment in foreign securities and associated collection and payments (Shares and proceeds from the sale of Shares may be included in this reporting requirement). Even in the absence of a request from the CNB, the Optionee may need to report foreign direct investments with a value of CZK 2,500,000 or more in the aggregate and/or other foreign financial assets with a certain value. The Optionee should consult with the Optionee’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Optionee may have in connection with the Optionee’s participation in the Plan. It is the Optionee’s responsibility to comply with Czech exchange control laws, and neither the Company nor any Subsidiary will be liable for any resulting fines or penalties.
FINLAND
NOTIFICATIONS
Foreign Asset/Account Reporting Information. There are no specific reporting requirements with respect to foreign assets/accounts. However, the Optionee should check the Optionee's pre-completed tax return to confirm that the ownership of Shares and other securities (foreign or domestic) are correctly reported. If the Optionee finds any errors or omissions, the Optionee must make the necessary corrections electronically or by sending specific paper forms to the local tax authorities. The Optionee should consult with the Optionee’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Optionee may have in connection with the Optionee’s participation in the Plan.

FRANCE
TERMS AND CONDITIONS
Type of Grant
The Option is not intended to qualify for the special tax and social security treatment in France under Section L. 225-177 to L. 225-186-1 of the French Commercial Code, as amended.
Consent to Receive Information in English
By accepting the Option, the Optionee confirms having read and understood the Plan, the Grant Notice, the Agreement and this Addendum, including all terms and conditions included therein, which were provided in the English language. The Optionee accepts the terms of those documents accordingly.
Consentement afin de Recevoir des Informations en Anglais
En acceptant les Options d’Achat d’Actions, le Bénéficiaire confirme avoir lu et compris le Plan, la Notification d’Attribution, le Contrat et la présente Annexe A, en ce compris tous les termes et conditions y relatifs, qui ont été fournis en langue anglaise. Le Bénéficiaire accepte les dispositions de ces documents en connaissance de cause.
NOTIFICATIONS
Exchange Control Notice
The value of any cash or securities imported to or exported from France without the use of a financial institution must be reported to the customs and excise authorities when the value of such cash or securities is equal to or greater than a certain amount. The Optionee should consult with the Optionee’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Optionee may have in connection with the Optionee’s participation in the Plan.
Foreign Asset/Account Reporting Information
French residents must report annually any shares and bank accounts they hold outside France, including the accounts that were opened, used and/or closed during the tax year, to the French tax authorities, on an annual basis on a special Form N° 3916, together with the Optionee’s personal income tax return. Failure to report triggers a significant penalty. The Optionee should consult with the Optionee’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Optionee may have in connection with the Optionee’s participation in the Plan.
GERMANY
NOTIFICATIONS
Exchange Control Notice
Cross-border payments in excess of EUR 12,500 must be reported to the German Federal Bank (Bundesbank).  If the Optionee receives a cross-border payment in excess of this amount (e.g., proceeds from the sale of Shares acquired under the Plan) and/or if the Company withholds or sells Shares with a value in excess of EUR 12,500 for any Tax-Related Items, the Optionee must report the payment and/or the value of the shares received and/or sold or withheld to the Bundesbank, either electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available on the Bundesbank website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by Bundesbank. The report must be submitted monthly or within other such timing as is permitted or required by Bundesbank. The Optionee should consult with the Optionee’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Optionee may have in connection with the Optionee’s participation in the Plan.
JAPAN
NOTIFICATIONS
Exchange Control Notice
If the Optionee acquires Shares valued at more than ¥100,000,000 in a single transaction, the Optionee must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the purchase of the Shares. In addition, if the Optionee pays more than ¥30,000,000 in a single transaction for the purchase of Shares when the Optionee exercises the Option, the Optionee must file a Payment Report with the Ministry of Finance through the Bank of Japan by the 20th day of the month following the month in which the payment was made. The precise reporting requirements vary depending on whether or not the relevant payment is made through a bank in Japan. A Payment Report is required independently from a Securities Acquisition Report. Therefore, if the total amount that the Optionee pays upon a one-time transaction for exercising the Option and purchasing Shares exceeds ¥100,000,000, then the Optionee must file both a Payment Report and a Securities Acquisition Report. The Optionee should consult with the Optionee’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Optionee may have in connection with the Optionee’s participation in the Plan.
Foreign Asset/Account Reporting Information
The Optionee will be required to report details of any assets held outside of Japan as of December 31st (including any Shares acquired under the Plan) to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15th each year. The Optionee should consult with the Optionee’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Optionee may have in connection with the Optionee’s participation in the Plan.
NETHERLANDS
No country-specific provisions.
RUSSIA
IN LIGHT OF THE SANCTIONS AND RESTRICTIONS IMPOSED ON THE PROVISION OF LEGAL SERVICES PERTAINING TO RUSSIA, THIS COUNTRY ADDENDUM MAY NOT REFLECT THE CURRENT LEGAL, REGULATORY AND TAX CONSIDERATIONS ASSOCIATED WITH GRANT AWARDS TO EMPLOYEES IN RUSSIA. FOR THIS INFORMATION, ENVISTA SHOULD DIRECTLY ENGAGE LOCAL COUNSEL IN RUSSIA (IF NECESSARY, WE CAN PROVIDE ENVISTA WITH A REFERRAL TO LOCAL COUNSEL IN RUSSIA). THE FOLLOWING INFORMATION REFLECTS THE ANALYSIS THAT WAS PREPARED IN CONJUNCTION WITH ENVISTA'S 2023 ANNUAL GRANT, AND THIS INFORMATION MAY BE OUTDATED OR INACCURATE.
TERMS AND CONDITIONS

Labor Law Acknowledgement
The Optionee understands that if the Optionee continues to hold the Shares acquired under the Plan after an involuntary termination of employment, the Optionee will be ineligible to receive unemployment benefits in Russia.
U.S. Transaction
Any Shares issued upon exercise of the Options shall be delivered to the Optionee through a brokerage account with the Stock Plan Administrator established in the United States. The Optionee may hold the Shares in the Optionee’s brokerage account in the United States; however, in no event will the Shares issued to the Optionee and/or share certificates or other instruments be delivered to the Optionee in Russia. The Optionee is not permitted to make any public advertising or announcements regarding the Options or Shares in Russia, or promote these Shares to other Russian legal entities or individuals, and the Optionee is not permitted to sell Shares acquired upon exercise of the Options directly to other Russian legal entities or residents. The Optionee is permitted to sell Shares only on the New York Stock Exchange and only through a United States broker.
Data Privacy. This data privacy consent replaces Section 14 of the Agreement:

1. Purposes for processing of the Personal Data		1. Цели обработки Персональных данных
1.1.	Granting to the Optionee restricted share units or rights to purchase shares of common stock.	1.1.	Предоставление Субъектам персональных данных ограниченных прав на акции (Option) или прав покупки обыкновенных акций.
1.2.	Compliance with the effective Russian Federation laws;	1.2.	Соблюдение действующего законодательства Российской Федерации;
2. The Optionee hereby grants consent to processing of the personal data listed below		2. Субъект персональных данных настоящим дает согласие на обработку перечисленных ниже персональных данных
2.1.	Last name, first name, patronymic, year, month, date and place of birth, gender, age, address, citizenship, information on education, contact details (home address(es), direct office, home and mobile telephone numbers, e-mail address, etc.), photographs;	2.1.
Фамилия, имя, отчество, год, месяц, дата и место рождения, пол, возраст, адрес, гражданство, сведения об образовании, контактная информация (домашний(е) адрес(а), номера прямого офисного, домашнего и мобильного телефонов, адрес электронной почты и др.), фотографии;

2.2.	Information contained in personal identification documents (including passport details), tax identification number and number of the State Pension Insurance Certificate, including photocopies of passports, visas, work permits, drivers licenses, other personal documents;	2.2.
Сведения, содержащиеся в документах, удостоверяющих личность, в том числе паспортные данные, ИНН и номер страхового свидетельства государственного пенсионного страхования, в том числе фотокопии паспортов, виз, разрешений на работу, водительских удостоверений, других личных документов;

2.3.	Information on employment, including the list of duties, information on the current and former employers, information on promotions, disciplinary sanctions, transfer to other position / work, etc.;	2.3.
Информация о трудовой деятельности, включая должностные обязанности, информация о текущем и прежних работодателях, сведения о повышениях, дисциплинарных взысканиях, переводах на другую должность/работу, и т.д.;

2.4.	Information on the Optionee’s salary amount, information on salary changes, on participation in employer benefit plans and programs, on bonuses paid, etc.;	2.4.
Информация о размере заработной платы Субъекта персональных данных, данные об изменении заработной платы, об участии в премиальных системах и программах Работодателя, информация о выплаченных премиях, и т.д.;

2.5.	Information on work time, including hours scheduled for work per week and hours actually worked;	2.5.	Сведения о рабочем времени, включая нормальную продолжительность рабочего времени в неделю и количество фактически отработанного рабочего времени;
2.6.	Information on potential membership of certain categories of employees having rights for guarantees and benefits in accordance with the Russian Federation Labor Code and other effective legislation;	2.6.	Сведения о принадлежности к определенным категориям работников, которым предоставляются гарантии и льготы в соответствии с Трудовым кодексом Российской Федерации и иным действующим законодательством;
2.7.	Information on the Optionee’s tax status (exempt, tax resident status, etc.);	2.7.	Информация о налоговом статусе Субъекта персональных данных (освобождение от уплаты налогов, является ли налоговым резидентом и т.д.);
2.8.	Information on shares of Common Stock or directorships held by the Optionee, details of all awards or any other entitlement to shares of Common Stock awarded, cancelled, exercised, vested, unvested or outstanding;	2.8.
Информация об обыкновенных акциях или членстве в совете директоров Субъекта персональных данных, обо всех программах вознаграждения или иных правах на получение обыкновенных акций, которые были предоставлены, аннулированы, исполнены, погашены, непогашены или подлежат выплате.

2.9.	Any other information, which may become necessary to the Company in connection with the purposes specified in Clause 2 above.	2.9.	Любые иные данные, которые могут потребоваться Операторам в связи с осуществлением целей, указанных в п. 3 выше.
the “Personal Data”		далее – «Персональные данные»

3.1. The Optionee hereby consents to performing the following operations with the Personal Data:		3.1. Субъект персональных данных настоящим дает согласие на совершение с Персональными данными перечисленных ниже действий:

3.1.1	processing of the Personal Data, including collection, systematization, accumulation, storage, verification (renewal, modification), use, dissemination (including transfer), impersonalizing, blockage, destruction;	3.1.1.
обработка Персональных данных, включая сбор, систематизацию, накопление, хранение, уточнение (обновление, изменение), использование, распространение (в том числе передача), обезличивание, блокирование, уничтожение персональных данных;

3.1.2	transborder transfer of the Personal Data to оperators located on the territory of foreign states. The Optionee hereby confirms that he was notified of the fact that the recipients of the Personal Data may be located in foreign states that do not ensure adequate protection of rights of personal data subjects;	3.1.2.
трансграничная передача Персональных данных операторам на территории любых иностранных государств. Субъект персональных данных настоящим подтверждает, что он был уведомлен о том, что получатели Персональных данных могут находиться в иностранных государствах, не обеспечивающих адекватной защиты прав субъектов персональных данных;

3.1.3	including Personal Data into generally accessible sources of personal data (including directories, address books and other), placing Personal Data on the Company’s web-sites on the Internet.	3.1.3.	включение Персональных данных в общедоступные источники персональных данных (в том числе справочники, адресные книги и т.п.), размещение Персональных данных на сайтах Операторов в сети Интернет.

3.2. General description of the data processing methods used by the Company		3.2. Общее описание используемых Оператором(ами) способов обработки персональных данных
3.2.1.	When processing the Personal Data, the Company undertakes the necessary organizational and technical measures for protecting the Personal Data from unlawful or accidental access to them, from destruction, change, blockage, copying, dissemination of Personal Data, as well as from other unlawful actions.	3.2.1.
При обработке Персональных данных Операторы принимают необходимые организационные и технические меры для защиты Персональных данных от неправомерного или случайного доступа к ним, уничтожения, изменения, блокирования, копирования, распространения Персональных данных, а также от иных неправомерных действий.

3.2.2.	Processing of the Personal Data by the Company shall be performed using the data processing methods that ensure confidentiality of the Personal Data, except where: (1) Personal Data is impersonalized; and (2) in relation to publicly available Personal Data; and in compliance with the established requirements to ensuring the security of personal data, the requirements to the tangible media of biometric personal data and to the technologies for storage of such data outside personal data information systems in accordance with the effective legislation.	3.2.2.
Обработка Персональных данных Операторами осуществляется при помощи способов, обеспечивающих конфиденциальность таких данных, за исключением следующих случаев: (1) в случае обезличивания Персональных данных; (2) в отношении общедоступных Персональных данных; и при соблюдении установленных требований к обеспечению безопасности персональных данных, требований к материальным носителям биометрических персональных данных и технологиям хранения таких данных вне информационных систем персональных данных в соответствии с действующим законодательством.

4. Term, revocation procedure		4. Срок, порядок отзыва
This Statement of Consent is valid for an indefinite term. The Optionee may revoke this consent by sending to Company a written notice at least ninety (90) days in advance of the proposed consent revocation date. The Optionee agrees that during the specified notice period the Company is not obliged to cease processing of personal data or to destroy the personal data of The Optionee.		Настоящее согласие действует в течение неопределенного срока. Субъект персональных данных может отозвать настоящее согласие путем направления Оператору(ам) письменного(ых) уведомления(ий) не менее чем за 90 (девяносто) дней до предполагаемой даты отзыва настоящего согласия. Субъект персональных данных соглашается на то, что в течение указанного срока Оператор(ы) не обязан(ы) прекращать обработку персональных данных и уничтожать персональные данные Субъекта персональных данных.

NOTIFICATIONS
Securities Law Notice
The Optionee acknowledges that the Agreement, the grant of the Options, the Plan and all other materials the Optionee may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia, and the Optionee 's acceptance of the Options results in an agreement between the Company and the Optionee that is completed in the United States and is governed by the laws of the State of Delaware. The Shares to be issued under the Plan have not and will not be registered in Russia, nor will they be admitted for listing on any Russian exchange for trading within Russia. Thus, the Shares described in any Plan documents may not be offered or placed in public circulation in Russia. In no event will the Shares to be issued under the Plan be delivered to the Optionee in Russia. All the Shares acquired under the Plan will be maintained on behalf of the Optionee outside of Russia. The Optionee will not be permitted to sell or otherwise transfer the Shares directly to a Russian legal entity or resident.

Exchange Control Notice
The Optionee may be required to repatriate cash proceeds from the Optionee’s participation in the Plan (e.g., cash dividends, sale proceeds) as soon as the Optionee intends to use those cash amounts for any purpose, including reinvestment. If the repatriation requirement applies, such funds must initially be credited to the Optionee through a foreign currency account at an authorized bank in Russia. After the funds are initially received in Russia, they may be further remitted to other accounts, including ones at foreign banks, in accordance with Russian exchange control laws. As of April 17, 2020, the repatriation requirement may not apply with respect to cash amounts received in an account that is considered by the Central Bank of Russia to be a foreign brokerage account opened with a financial market institution other than a bank. Statutory exceptions to the repatriation requirement also may apply. The Optionee should consult with the Optionee’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Optionee may have in connection with the Optionee’s participation in the Plan.
Foreign Asset/Account Reporting Information
The Optionee is required to report the opening, closing or change of details of any foreign bank account to Russian tax authorities within one (1) month of opening, closing or change of details of such account. The Optionee is also required to report (i) the beginning and ending balances in such a foreign bank account each year, and (ii) transactions related to such a foreign account during the year to the Russian tax authorities, on or before June 1 of the following year.  The tax authorities may require supporting documents related to transactions in such foreign bank accounts.  The Optionee should consult the Optionee’s personal tax advisor to determine and ensure compliance with the Optionee’s foreign asset/account reporting obligations. The Optionee is also required to report the Optionee’s foreign brokerage accounts and foreign accounts with other financial institutions (financial market organizations). Certain specific exceptions from the reporting requirements may apply.
Anti-Corruption Legislation Information
Individuals holding public office in Russia, as well as their spouses and dependent children, may be prohibited from opening or maintaining a foreign brokerage or bank account and holding any securities, whether acquired directly or indirectly, in a foreign company (including the Shares acquired under the Plan). The Optionee should consult with the Optionee’s personal legal advisor to determine whether this restriction applies to the Optionee’s circumstances.

SPAIN
TERMS AND CONDITIONS
Nature of Options
The following provision supplements Section 18 of the Agreement:
In accepting the grant of Options, the Optionee acknowledges that the Optionee consents to participation in the Plan and has received a copy of the Plan.
The Optionee understands that the Company, in its sole discretion, has unilaterally and gratuitously decided to grant Options under the Plan to individuals who may be employees of the Company or its

Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that (i) any grant will not economically or otherwise bind the Company or any Subsidiary on an ongoing basis; (ii) the Options are granted on the assumption and condition that the Options and any Shares acquired under the Plan are not part of any employment contract (either with the Company or any other Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever; and (iii) the Options will terminate upon the termination of Optionee's employment for any reason unless otherwise provided in the Agreement, as detailed below. In addition, Optionee understands that this grant would not be made but for the assumptions and conditions referred to above; thus, Optionee acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of or right to the Options shall be null and void.
Further, the Optionee understands and agrees that, unless otherwise expressly provided for by the Company or set forth in the Agreement, the Option will be cancelled without entitlement to any Shares if the Optionee’s employment is terminated for any reason, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Company or the Employer and under Article 10.3 of the Royal Decree 1382/1985. The Committee, in its sole discretion, shall determine the date when the Optionee’s employment has terminated for purposes of the Option.
The Optionee understands that this Option grant would not be made to the Optionee but for the assumptions and conditions referred to above; thus, the Optionee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the Option shall be null and void.
NOTIFICATIONS
Securities Law Notice
No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the Options. The Plan, the Agreement (including this Addendum A) and any other documents evidencing the grant of the Options have not, nor will they be, registered with the Comisión Nacional del Mercado de Valores, and none of those documents constitutes a public offering prospectus.
Exchange Control Notice
The Optionee may be required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including any Shares acquired under the Plan) and any transactions with non-Spanish residents (including any payments of Shares made to the Optionee by the Company) if the balances in such accounts and the value of such instruments as of December 31, or the volume of the transactions with non-Spanish residents during the prior or current year, exceed a certain threshold (currently €1,000,000).
Foreign Asset/Account Reporting Information

To the extent the Optionee holds rights or assets (e.g., cash or the Shares held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year (or at any time during the year in which the Optionee sells or disposes of such right or asset), the Optionee is required to report information on such rights and assets on the Optionee's tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000 per type of right or asset as of each subsequent December 31, or if the Optionee sells Shares or cancel bank accounts that were previously reported. Failure to comply with this reporting requirement may result in penalties to the Spanish residents.
The Optionee should consult with the Optionee’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Optionee may have in connection with the Optionee’s participation in the Plan.
SWEDEN
TERMS AND CONDITIONS
Authorization to Withhold
This provision supplements Section 8 of the Agreement:
Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 8 of the Agreement, by accepting the Option, the Optionee authorizes the Company and/or the Employer to withhold Shares otherwise deliverable to the Optionee upon settlement/vesting to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.
SWITZERLAND
NOTIFICATIONS
Securities Law Notice
Neither this document nor any other materials relating to the Options (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services ("FinSA"), (ii) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of the Company, or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (FINMA).
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